Exhibit 10.1

AIxCrypto Debuts at Automate 2026, Unveiling Its EAI + Web3 Robot Ecosystem Strategy with the Launch of RoboShare and AIXC01

At Automate 2026 in Chicago, the Nasdaq-listed company launches RoboShare — a matchmaking platform for robot rentals — introduces AIXC01, an infrastructure network for autonomous assets, and sets out a framework designed to extend a robot’s productive life well beyond the point of sale.

CHICAGO — June 22, 2026 — AIxCrypto (Nasdaq: AIXC), a technology company building infrastructure for Embodied AI (EAI), Real-World Assets (RWA), and AI Agents, today marked its debut at Automate 2026 — North America’s largest automation and robotics exhibition, held at McCormick Place in Chicago — with an EAI + Web3 Robot Ecosystem Strategy and Product Launch aimed at extending the economic life of robotic assets and advancing what the company calls the Silicon Economy.

Against the backdrop of the industry’s largest gathering, AIxCrypto used the occasion to officially launch RoboShare, a matchmaking platform for robot rentals; to introduce AIXC01, a new infrastructure network for autonomous assets; and to lay out its broader strategy for bringing robots, AI agents, and other intelligent systems into everyday economic life.

As embodied AI moves out of the research lab and into real-world deployment, AIxCrypto believes the robotics industry is entering a new phase of growth. Today, most robots earn their keep only once — at the moment of sale. The company sees the larger opportunity elsewhere: in the working life that begins after delivery, where greater utilization, redeployment, and network participation can keep a machine creating value for years.

“For all its progress, the robotics industry has been built around a single transaction — building a machine and selling it,” said Jay Sheng, President of AIxCrypto. “We believe the larger opportunity begins after deployment. With RoboShare and AIXC01, we are building the infrastructure that lets a robot keep working, keep circulating, and keep creating value across its entire operating life.”

Introducing the Robot Second Life Cycle

Every robot has a first life cycle: it is built, sold, and delivered. That is the work of hardware makers, where the value is booked the day the machine ships. AIxCrypto’s work begins after delivery.

At the heart of AIxCrypto’s strategy is an idea the company calls the Robot Second Life Cycle — the conviction that a robot can go on doing productive work long after its first sale, rather than delivering its value all at once on the day it ships.

The company sees that value taking three forms:

● Utilization value — created as a robot is put to work more often.

● Extended use value - created as a robot stays productive across its full operating life.

● Network value — created from the operating history, performance data, and usage a robot accumulates over its lifetime.

Each reinforces the others. Higher utilization extends useful life; wider deployment deepens network value; and clearer asset economics draw more participants in — a flywheel whose momentum carries well past the initial sale.

Launching RoboShare, Making Robot Capabilities Available on Demand

AIxCrypto is officially launching RoboShare, a matchmaking platform for robot rentals — in essence, an on-demand rental marketplace for robots.. The platform supports both whole-machine and service-based rental, making robotic capability available on demand.

Rather than buy an entire robotic system, a business can rent a robot outright or book a specific robotic service to fit the job at hand. Owners, in turn, can put idle equipment back to work and draw new value from assets they already hold.

In doing so, RoboShare addresses a double pain point: underused robotic assets on one side, and the rising cost of labor on the other.

RoboShare goes live to the public on June 22 at RoboShare.com. The company will operate initially in LA, with expansion planned to New York and additional markets.

Alongside the launch, AIxCrypto is introducing its City Partner program, which invites local partners to operate and grow the RoboShare network in new regions — supporting local operations, customer acquisition, training, and ecosystem development. Organizations interested in becoming City Partners are encouraged to get in touch.

BuildingValue Standards and a Pre-Owned Business

Complementing RoboShare, AIxCrypto is developing the standards a robotics resale market needs — inspection, valuation, and recirculation — and plans to launch a pre-owned robot business in the future. Transparent, predictable resale values help owners recover value when they upgrade or exit and give buyers better information when they purchase.

Introducing AIXC01, Laying the Foundation for the Silicon Economy Network

AIxCrypto is also introducing AIXC01, the infrastructure layer designed to let robots, AI agents, and autonomous assets take part in the Silicon Economy. It is built around four core functions:

● Identity — verifiable digital identities for robots and AI agents.

● Attestation — secure, tamper-proof records of operational activity and performance.

● Access — participation in services, tasks, and network activity.

● Settlement — shared infrastructure for recording and coordinating activity across the network.

Together, the company believes, these functions can give autonomous systems a foundation to interact, coordinate, and participate in economic networks at scale. Unlike purely on-chain systems, AIXC01 is anchored in the real world: it is built around the services, operating records, and data of robots actually at work.

Ground and Air as One — Bringing the Second Life Cycle into the Low-Altitude Economy

AIxCrypto will also outline a longer-term strategy: carrying the same framework into the emerging low-altitude economy. Many of the challenges that face robotics today — utilization, asset verification, residual value, economic participation — apply just as squarely to drones and other autonomous aerial systems, whose operating records are digital from the start.

By combining RoboShare, its residual-value initiatives, and AIXC01, AIxCrypto aims to create a common operating framework for autonomous assets on the ground and in the air alike — an approach it calls ground-air integration. As an American company, AIxCrypto believes it is well positioned to navigate evolving regulatory frameworks and supply-chain dynamics as these markets take shape.

Building the Silicon Economy, Putting Robots to Work

AIxCrypto views the rise of robots, AI agents, and autonomous systems as one of the defining technological shifts of the decades ahead. Through RoboShare, AIXC01, and the autonomous-asset initiatives to come, the company is building infrastructure meant to support utilization, participation, and long-term value creation across networks of intelligent machines.

Hardware sales end at delivery. AIXC starts where delivery ends.

About AIxCrypto Holdings, Inc.

AIxCrypto Holdings, Inc. (Nasdaq: AIXC) is a Nasdaq-listed technology company building a three-layer architecture spanning the infrastructure, protocol, and application layers. Through the convergence of AI Agents and Embodied AI (EAI) devices, AIxCrypto is building infrastructure designed to enable heterogeneous intelligent entities — robots, smart vehicles, drones, and edge devices — to discover, collaborate, and execute tasks, advancing what the company calls the Silicon Economy.

Investor & Media Contact

AIxCrypto Holdings, Inc. — Investor Relations
Email: IR@aixcrypto.ai
Phone: +1 (760) 452-8111

FORWARD-LOOKING STATEMENTS

This communication, including any presentation, press release, investor materials or other document of which it forms a part (this “Communication”), contains “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, as amended, and other securities laws, regarding AIxCrypto Holdings, Inc. (“AIxCrypto,” the “Company,” “us,” “our,” or “we”) and our industry. All statements, whether written or oral, other than statements of historical fact, including any financial projections and any statements regarding future events, our strategy, plans, objectives, expectations, or anticipated actions or results, are forward-looking statements. You can often identify forward-looking statements by words such as “may,” “might,” “will,” “shall,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “targets,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential,” “goal,” “objective,” “seeks,” “likely,” or “continue,” or the negative of these terms or other similar expressions; the absence of these words does not mean a statement is not forward-looking. These statements reflect our current expectations and projections about future events as of the date of this Communication and are necessarily based on estimates and assumptions that, while considered reasonable by management, are inherently uncertain. AIxCrypto can give no assurance that such forward-looking statements or financial projections will prove to be correct.

Actual results may differ materially from those expressed or implied by these forward-looking statements as a result of numerous risks and uncertainties, both general and specific, including, but not limited to: business, economic, market and capital-market conditions; the heavily regulated industry in which we operate; current or future laws or regulations and new interpretations of existing laws or regulations; the inherent volatility and regulatory uncertainty associated with digital assets and cryptocurrencies; evolving money-transmission, payments and digital-asset regulatory requirements applicable to our payment and settlement arrangements; risks related to our expansion into new markets, jurisdictions, services and operating modalities, and the regulatory approvals and clearances required for our operations; risks associated with our dependence on third-party merchants and service providers and our ability to scale our business; changes in market demand for, and the pricing of, our products and services; our relationships with our customers and business partners; our ability to successfully define, design and release new products in a timely manner that meet our customers’ needs; competition in our industry; the failure of counterparties to perform their contractual obligations; systems, network, telecommunications or service disruptions, failures or cyber-attacks; our ability to obtain additional financing on reasonable terms or at all; litigation costs and outcomes; our ability to maintain and enforce our intellectual property rights and to defend against third-party claims of infringement; our ability to attract, retain and motivate qualified personnel; and our ability to manage our growth. This list of factors is not exhaustive. Additional risks and uncertainties are described more fully in our filings with the U.S. Securities and Exchange Commission (the “SEC”), including our Annual Report on Form 10-K for the year ended December 31, 2025 and our subsequent filings, which are available on the SEC’s website at www.sec.gov.

The forward-looking statements in this Communication speak only as of the date hereof. Except as required by law, neither AIxCrypto nor any other person undertakes any obligation to update or revise any forward-looking statement or financial projection set out herein, whether as a result of new information, future events or otherwise. This Communication is provided for informational purposes only, does not constitute investment, tax or legal advice or any investment recommendation, and does not take into account the investment objectives or financial situation of any person. AIxCrypto reserves the right to amend or replace the information contained herein, in whole or in part, at any time, and undertakes no obligation to notify any recipient thereof. Readers are cautioned not to place undue reliance on these forward-looking statements. This caution is made under, and these forward-looking statements are intended to be covered by, the safe-harbor provisions of the Private Securities Litigation Reform Act of 1995.